EXHIBIT 10.3

NONCOMPETITION AND NONDISPARAGEMENT AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of September 2011 and effective as of the Closing Date (as defined in the Purchase Agreement referred to below), by and among E-WASTE SYSTEMS, Inc., a corporation organized under the Laws of Nevada, USA (the “Buyer”), IKARIA HOLDINGS, LLC, an Ohio limited liability company (the “Seller”), and GEORGE PARDOS (the “Pardos”).

Recitals

A.           Contemporaneously herewith, Buyer has acquired all of the capital stock of Tech Disposal, Inc. (“TDI”), pursuant to a Stock Purchase Agreement dated as of September 21, 2011 (the “Purchase Agreement”), and Buyer hereafter intends to continue and expand the business heretofore conducted by TDI.  In connection with the Buyer’s acquisition of the capital stock of TDI, Buyer has bargained for the agreement of Seller and Pardos not to compete with TDI and for the other covenants of Seller and Pardos set forth herein.  On the terms and conditions hereinafter set forth, Seller (by and through Pardos, its sole Member), and Pardos (individually) have agreed not to compete with TDI and to such other covenants.

B.           Contemporaneously herewith, and in connection with Buyer’s acquisition of the capital stock of TDI, Buyer, and Two Fat Greeks, Inc., an Ohio corporation (“TFG”) owned or controlled by Pardos, have entered into a Consulting Agreement (the “Consulting Agreement”) providing for the provision of consulting services by TFG to and for the benefit of TDI from and after the closing of such acquisition.

ACCORDINGLY, in consideration of the Recitals, the consideration paid by Buyer to Seller and/or Pardos in accordance with the terms of the Purchase Agreement, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as follows:

1.             Definitions.

1.1      “Business Territory” means a geographic area comprised of the State of Ohio.

1.2       “Control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

1.3       “Person” means and includes an individual, partnership, limited liability company, association, corporation, trust, unincorporated organization or any other entity or organization, including a government or any department, agency or political subdivision thereof.

1.4      “Protected Business” means the Acquired Business operated by TDI (as defined in the Purchase Agreement), including without limitation, electronic waste recycling, selling used electronic hardware and parts, providing refurbishment services for electronics, providing asset recovery services for electronics, and providing other end-of-life services for electronics as heretofore conducted by TDI and hereafter conducted by TDI and Buyer (or an affiliate or subsidiary of Buyer) as a result of the purchase by Buyer of all of the capital stock of TDI pursuant to the Purchase Agreement.

1.5       “Seller Affiliate” means any Person:  (a) in which Seller and/or Pardos or an affiliate thereof owns or Controls 10% or more of the issued and outstanding voting shares or equity interest; or (b) which directly or indirectly is Controlled by Seller and/or Pardos.

2.            Restrictive Covenants.

(a)        For a period of two (2) years after the date of this Agreement, Seller and Pardos agree that neither of them, nor any Seller Affiliate will, directly or indirectly, either individually or as an employee, agent, partner, officer, principal, director, shareholder, consultant, lender or in any other capacity whatsoever, (i) participate or engage in, or own or have any interest in or assist in any way or capacity any Person that is engaged in, any business that is competitive with the Protected Business within the Business Territory, (ii) entice, induce, or in any manner influence any person who is an employee of the Protected Business to leave such service or hire any such person, (iii) contact or solicit any Person within the Business Territory that is or at any time within the one year period immediately prior to the date of this Agreement was a customer of TDI for the purpose of providing products, services or business competitive with that provided by the Protected Business, or provide any such products, services or business to any such Person, (iv) request or advise any suppliers, customers or accounts of the Protected Business to withdraw, curtail or cancel any business that is placed with the Protected Business, (v) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of the Protected Business, regardless of the fact that Seller and/or Pardos or any Seller Affiliate may have participated in the development of that information, or (vi) make any disparaging remarks about the Protected Business or about Buyer or its affiliates, their employees or officers, or their services, practices or conduct.  Nothing herein shall prohibit Seller and/or Pardos or any Seller Affiliate from being a passive owner of not more than 5% of the outstanding stock of a corporation, which is publicly traded, so long as neither Seller nor Pardos nor such Seller Affiliate has any active participation in the business of such corporation.

(b)           The restrictive covenant set forth in Section 2(a)(i) of this Agreement shall not apply in the event that TDI terminates the Consulting Agreement other than for “Cause” (as defined in Section 5(a) of the Consulting Agreement).

3.             Reasonableness of Restrictions.

(a)            The parties acknowledge and agree that (i) the operations of the Protected Business extend throughout the Business Territory and that TDI has operated and Buyer will operate the Protected Business throughout the Business Territory, (ii) the customer contacts and relations of TDI have been established and are maintained at great expense and that Seller and/or Pardos have had unique and extensive exposure to and personal contact with the customers of TDI throughout the Business Territory that have enabled them to establish a unique relationship with those customers and that, unless restricted as provided herein, would enable them to compete unfairly with TDI, and (iii) the customers, business connections, services, products, customer lists, procedures, operations and other information of the Protected Business were acquired at great expense, are protected as confidential information and provide the Protected Business with a substantial competitive advantage.

The parties further agree that the terms and conditions of the restrictive covenants contained in Section 2 above are reasonable and necessary for the protection of the business, intellectual property, trade secrets and confidential information of TDI and to prevent damage or loss to TDI as a result of action taken by Seller and/or Pardos or any Seller Affiliate.  Seller and Pardos acknowledge that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for in the Purchase Agreement is sufficient to fully and adequately compensate Seller and/or Pardos and the Seller Affiliates for agreeing to such restrictions.  The parties further agree that the covenants set forth in Section 2 above have been negotiated with advice of counsel in the course of the sale of a business and its goodwill, from which Seller and Pardos (through Seller) shall receive substantial economic benefit, and therefore the parties agree that such covenants should and shall be enforced to the fullest extent permitted by law.

(b)           In the event that, notwithstanding the foregoing, any or any part of the covenants set forth in Section 2 above shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  Accordingly, if in any judicial proceeding, a court determines that any or any part of such covenants is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum time period and shall otherwise be deemed limited in such manner as shall be enforceable by such court.

(c)           The parties agree that nothing in this Agreement shall be construed to limit or negate the statutory or common law of torts or trade secrets where it provides the Buyer or TDI with broader protection than that provided herein.

4.             Sanctions for Relief.

(a)           The parties agree that any breach by Seller or Pardos or any Seller Affiliate of the provisions of Section 2 of this Agreement could cause irreparable damage to the Buyer and TDI, that the remedy at law for any breach by Seller or Pardos or any Seller Affiliate of the covenants in Section 2 above may be inadequate and that the Buyer and TDI shall be entitled to injunctive relief without bond.  Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies the Buyer and TDI may have hereunder or at law for such breach.

(b)           Seller and Pardos further covenant and agree that, should Seller and/or Pardos or any Seller Affiliate violate any of the covenants or agreements set forth in Section 2 above, the Buyer and Group Companies shall be entitled to an accounting and repayment of all profits or benefits which such Seller and/or Pardos or Seller Affiliate directly or indirectly has realized and/or may realize as a result of any such violation; and such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Buyer or TDI is or may be entitled at law or in equity or under this Agreement.

(c)        In the event any litigation or other proceeding for injunctive relief or damages is brought by Buyer or TDI against Seller and/or Pardos arising out of or relating to this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all reasonable costs, attorney fees, professional fees and other expenses incurred by such prevailing party in such litigation or proceeding.

5.            No Waiver.  The failure of the parties hereto to insist, in any one or more instances, upon performance of any provision of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such provision.

6.            Applicable Law.  The parties agree that the terms and conditions of this Agreement and the rights and obligations created and assumed thereunder shall be governed by and construed according to the laws of the State of Ohio, excluding any choice of law rules that might direct the application of the laws of another jurisdiction.

7.            Arbitration Procedure.  Except for injunctive relief, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Columbus, Ohio, before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

8.             Benefit.  This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Buyer, TDI, and its/their respective successors and assigns, and Seller and Pardos, the Seller Affiliates and their respective successors and assigns.  It is agreed that the rights and obligations of Seller and Pardos and the Seller Affiliates may not be delegated or assigned.  Seller and Pardos jointly and severally represent and warrant to Buyer and TDI that they have the authority to enter into this Agreement on behalf of Seller and Pardos and the Seller Affiliates.

9.             Entire Agreement; Modification.  This Agreement and the Purchase Agreement and the documents referred to herein and therein constitute the entire agreement and understanding by and between Buyer and Seller and Pardos with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, pertaining thereto, and no representations, promises, agreements or understandings, whether written or oral, not herein or therein contained shall be of any force or effect.  This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

10.       Notices.  Any notice or other communication required or permitted hereunder shall be executed consistent with the Notice provisions in Section 14 of the Purchase Agreement.

11.       Counterparts; Facsimile Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Each of the parties to this Agreement agrees that a signature affixed to a counterpart of this Agreement and delivered by facsimile or other electronic transmission by any person is intended to be its, his or her signature and shall be valid, binding and enforceable against such person.

12.        Definitions.  Terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

E-WASTE SYSTEMS, Inc.

By:  /s/  Martin Nielson
               Martin Nielson
Title:      President

SELLER:

IKARIA HOLDINGS, LLC

By:  /s/  George Pardos
               George Pardos
Title:      President

PARDOS:

/s/  George Pardos
George Pardos